GUARANTEE AND COLLATERAL AGREEMENT
dated as of October 31, 2014
among
PDI, INC.,
GROUP DCA, LLC,
EMTERPACE BIOPHARMA, LLC,
INTERPACE DIAGNOSTICS, LLC,
JS GENETICS, INC., REDPATH ACQUISITION SUB, INC.
as Grantors,
and
REDPATH EQUITYHOLDER REPRESENTATIVE, LLC,
as Lender

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GUARANTEE AND COLLATERAL AGREEMENT
GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 31, 2014 (as may be amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), made by each signatoiy hereto (together with any other Person that becomes a party hereto as provided herein, “Grantors”), in favor of RedPath Equityholder Representative, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).
Lender has agreed to extend credit to PDI, Inc. and Interpace Diagnostics, LLC (collectively, the “Borrowers”) pursuant to the Loan Documents (as hereinafter defined). The Borrowers are affiliated with each other Grantor. The Borrowers and the other Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit from the extension of credit under the Loan Documents. It is a condition precedent to Lender’s obligation to extend credit under the Loan Documents that Borrowers and Grantors shall have executed and delivered this Agreement to Agent for the benefit of the Lender.
In consideration of the premises and to induce Lender to enter into the Loan Documents and to induce Lender to extend credit thereunder, each Grantor hereby agrees with Lender, as follows:

1.	Definitions.
1.1.    Unless otherwise defined herein, the following terms are used herein as defined in the Code: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Money, Letter-of-Credit Rights, Software and Supporting Obligations.
1.2.    When used herein the following terms shall have the following meanings:
Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any employee, manager, officer or director of such Person and (c) with respect to Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof which is engaged in making, purchasing, holding or otherwise investing in commercial loans. For purposes of the definition of the term “Affiliate”, a Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinaiy voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, Lender shall not be deemed an Affiliate of Borrowers or of any Subsidiaiy.
Agreement has the meaning set forth in the preamble hereto.
Borrower Obligations means all Obligations of Borrowers.
Closing Date shall mean the date of this Agreement.

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Code means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code, as applicable if the context requires, as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
Collateral has the meaning set forth in Section 3 hereof. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
Collateral Access Agreement means an agreement in form and substance reasonably satisfactoiy to Lender pursuant to which a mortgage or lessor of real property on which Collateral (or any books and records) is stored or otherwise located, to a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of Lender and waives (or, if approved by Lender, subordinates) any Liens held by such Person on such property and, in the case of any such agreement with a mortgagee or lessor, permits Lender reasonable access to any Collateral stored or otherwise located thereon.
Collateral Documents means this Agreement, the IP Security Agreement, each deposit account control agreement and each other agreement or instrument pursuant to or in connection with any Loan Party or any other Person grants a Lien in any Collateral to Lender.
Copyrights shall mean all of Borrowers’ (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to: (i) copyrights, rights and interests in copyrights, works protectable by copyright, all applications, registrations and recordings relating to the foregoing as may at any time be filed hi the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof, or in any other country, and all research and development relating to the foregoing; and (ii) all renewals of any of the foregoing.
Copyright Licenses means all written agreements naming any Grantor as licensor or licensee, including those listed on Schedule 5, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright (other than agreements relating to widely-available software subject to “shrink-wrap” or “click-through” software licenses).
Default means any event that, if it continues uncured, will, with the lapse of time or the giving of notice or both constitute an Event of Default.
Deposit Account shall mean, individually and collectively, any bank or other depository accounts of a Loan Party.
Diagnostic Company means a privately held molecular diagnostics company that is subject to a confidential disclosure agreement with Borrowers.

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Diagnostic Company Note means that certain Promissory Note, dated as of March 18, 2014, by the Diagnostic Company, in favor of PDI, Inc., a Delaware corporation, in the principal amount of up to $810,000, which principal amount was subsequently reduced to a principal amount of $500,000 pursuant to the terms of the JS Genetics Stock Purchase Agreement.
Dollar and $ mean lawful money of the United States of America.
Excluded Property means, with respect to a Grantor: (i) any item of General Intangibles or other property that is now or hereafter held by such Grantor but only to the extent that such item of General Intangibles or property, including, for the avoidance of doubt, Intellectual Property (or any agreement evidencing such item of General Intangibles or property) contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code); provided, however, that (x) Excluded Property shall not include any Proceeds of any item of General Intangibles or other property described in this definition, and (y) any item of General Intangibles or such other property described in this definition that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise) shall no longer be Excluded Property; (ii) trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent to use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section l(c) or Section l(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a Lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application; and (iii) the Borrowers’ account no. 65-P204-01-2 at TD Wealth Private Client Group, a division of TD Bank, N.A. and all property now or hereafter held in such securities account and any proceeds thereof and (iv) any asset subject to a Permitted Lien (other than Liens in favor of Lender and the Senior Agent in connection with the Senior Credit Agreement) securing obligations permitted under Senior Credit Agreement to the extent that the grant of other Liens on such asset (A) would result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien, (B) would result in the loss of use of such asset or (C) would permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset.
Electronic Chattel Paper under Section 9-105 of the Code of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction Environmental Laws means all present or future foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to the effect of the environment on health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production,

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generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.
Event of Default means any of the events described in Section 9 of the Note.
Exempt Accounts means any Deposit Accounts, securities accounts or other similar accounts (i) into which there are deposited no funds other than those intended solely to cover compensation to employees of the Loan Parties (and related contributions to be made on behalf of such employees to health and benefit plans) plus balances for outstanding checks for compensation and such contributions from prior periods; or (ii) constituting employee withholding accounts and contain only funds deducted from pay otherwise due to employees for services rendered to be applied toward the tax obligations of such Person or its employees.
Farm Products means
Governmental Authority means any nation or government, any state or other political subdivision thereof, and any agency, branch of government, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign. Governmental Authority shall include any agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer and/or enforce any Health Care Laws.
Fixtures mean all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.
General Intangibles means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Code and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder.
Guarantor Obligations means, collectively, with respect to each Guarantor, all payment and performance obligations of such Guarantor hereunder or under any other Loan Document to which such Guarantor is party.
Guarantors mean the collective reference to each Grantor other than the Borrowers.
Guaranty means this Agreement.
Health Care Laws mean, to the extent applicable to a Loan Party, all foreign, federal and

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state fraud and abuse laws relating to the regulation of pharmaceutical products, laboratory facilities and services, healthcare providers, healthcare professionals, healthcare facilities, clinical research facilities or healthcare payors, including but not limited to (i) the federal Anti-Kickback Statute (42 U.S.C. (§ 1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. §3729 et seq.), TRICARE (10 U.S.C. Section 1071 et seq.), Section 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statues; (ii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information, Technology for Economic and Clinical Health Act of 2009 (collectively, “HTPPA”), and the regulations promulgated thereunder, (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (v) the FD&C Act and all applicable requirements, regulations and guidances issued thereunder by the FDA (including FDA Law and Regulation); (vi) the Controlled Substances Act, as amended, and all applicable requirements, regulations and guidances issued thereunder by the DEA; (vii) CLIA, as amended, and all applicable requirements, regulations, and guidance issued thereunder by the applicable Governmental Authority; (viii) quality, safety and accreditation standards and requirements of all applicable foreign and domestic federal, provincial or state laws or regulatory bodies; (ix) all applicable licensure laws and regulations; (x) all applicable professional standards regulating healthcare providers, healthcare professionals, healthcare facilities, clinical research facilities or healthcare payors; and (xi) any and all other applicable health care laws (whether foreign or domestic), regulations, manual provisions, policies and administrative guidance, including those related to the corporate practice of medicine, fee-splitting, state anti-kickback or self-referral prohibitions, each of clauses (i) through (xi) as may be amended from time to time.
Identified Claims means the Commercial Tort Claims described on Schedule 7 as such schedule may be supplemented from time to time.
Intellectual Property shall mean all present and future: trade secrets, know-how and other proprietary information; Trademarks and Trademark Licenses, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; Copyrights (including Copyrights for computer programs, but excluding commercially available off-the-shelf software and any Intellectual Property rights relating thereto) and Copyright Licenses, and all tangible and intangible property embodying the Copyrights, unpatented inventions (whether or not patentable); Patents and Patent Licenses; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom, books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; customer lists and customer information, the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

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Intercompany Note means any promissory note evidencing loans made by any Grantor to any other Grantor or its Affiliate.
Investment Property means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the Code (other than the equity interest of any Subsidiaiy excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the Code, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.
IP Security Agreements means the Intellectual Property Security Agreements dated on or about the Closing Date by each Loan Party signatory thereto in favor of Lender.
Intercreditor Agreement means the Subordination and Intercreditor Agreement among Lender, Borrowers and SWK Funding, LLC as agent for the lenders under the Senior Credit Agreement together with any amendments or modifications thereto.
Issuers mean the collective reference to each issuer of any Investment Property.
JS Genetics Stock Purchase Agreement means that certain Stock Purchase Agreement, dated as of August 20, 2014, by and between the Diagnostic Company and PDI, Inc.
Legal Costs means, with respect to any Person, all reasonable, duly documented, out-of-pocket fees and charges of any counsel, accountants, auditors, appraisers, consultants and other professionals to such Person, and all court costs and similar legal expenses.
Loan Party means Borrowers and each of its Subsidiaries.
Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.
Loan or Loans means the loan and other financial accommodations made by Lender to the Borrowers as evidenced by the Note.
Loan Documents means this Agreement, the Note, the Collateral Documents, the Intercreditor Agreement and all documents, instruments and agreements delivered in connection with the foregoing.
Material Adverse Effect means (a) a material adverse change in, or a material and adverse effect upon, the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of its payment Obligations under any Loan Document or (c) a material and adverse effect upon any material portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any material Loan Document. For the avoidance of doubt, the investigation, inspection, examination, audit or view of the operations of

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any Loan Party in the ordinary course of business by any Governmental Authority shall not in itself be deemed to be a Material Adverse Effect or be deemed to be an event that could or would reasonably be expected to result in or have a Material Adverse Effect.
Note means that certain Non-Negotiable Secured Subordinated Promissory Note issued by Borrowers in favor of Lender in the original principal amount of $11,000,000 dated October 31, 2014 together with all renewals, extensions, amendments, modifications or restatements thereof.
Obligations means all liabilities, indebtedness and obligations (monetary, including post-petition interest, allowed or not) or otherwise), of Borrowers, Guarantors or any Loan Party under the Note, this Agreement, the IP Security Agreements or any other Loan Documents or any other document or instrument executed in connection herewith or therewith, which are owed to any Lender or Affiliate of a Lender, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
Paid in Full, Pay in Full or Payment in Full means, with respect to any Obligations, the payment in full in cash of all such Obligations (other than contingent indemnification obligations, yield protection and expense reimbursement to the extent no claim giving rise thereto has been asserted in respect of contingent indemnification obligations, and to the extent no amounts therefor have been asserted, in the case of yield protection and expense reimbursement obligations).
Patents shall mean all of Borrowers’ or Grantors’ (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title and interest in and to: (i) all patents, patent applications, inventions, invention disclosures and improvements, and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any political subdivision thereof, or in any other country, and all research and development relating to the foregoing; and (ii) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.
Patent Licenses means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 5.
Permitted Liens has the meaning ascribed such term in the Senior Credit Agreement as in effect as of Closing Date.
Person means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.
Pledged Equity means the equity interests listed on Schedule 1, as amended from time to time, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

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Pledged Notes means all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than the Diagnostic Company Note and promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
Proceeds means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
Receivable means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).
Secured Obligations means, collectively, all Borrower Obligations and Guarantor Obligations.
Securities Act means the Securities Act of 1933, as amended.
Senior Agent means SWK Funding, LLC as Agent for the lenders under the Senior Credit Agreement.
Senior Credit Agreement means that certain Credit Agreement among Borrowers, Senior Agent, and the lenders party thereto dated as of the Closing Date together with all amendments, renewals, extensions and modifications thereto to the extent permitted under the Intercreditor Agreement.
Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to direct and indirect Subsidiaries of Borrowers.
Trademarks shall mean all of Grantors’ (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to: (i) all of Borrowers’ (or if referring to another Person, such other Person’s) trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, or in any other country, and all research and development relating to the foregoing; (ii) all renewals thereof; and (iii) all designs and general intangibles of a like nature.
Trademark Licenses means, collectively, each agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 5.

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2.	Guarantee.
2.1.    Guarantee.
(a)    Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to Lender and its respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
(b)    The guarantee contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.
(c)    No payment made by Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by Lender from Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Paid in Full.
2.2.    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to Lender, and each Guarantor shall remain liable to Lender for the full amount guaranteed by such Guarantor hereunder.
2.3.    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Lender, no Guarantor shall be entitled to be subrogated to any of the rights of Lender against Borrowers or any other Guarantor or any collateral security or guarantee or right of offset held by Lender for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be promptly turned over to Lender in the exact form received by such Guarantor (duly indorsed (but without any representation or warranty) by such Guarantor to Lender, if required), to be applied against the Secured Obligations, whether matured or unmatured.

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2.4.    Amendments, etc. with Respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by Lender may be rescinded by Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and the Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time (provided that any such amendment, modification, supplement or termination complies with the relevant provisions of the Loan Documents, this Agreement and/or such Loan Document), and any collateral security, guarantee or right of offset at any time held by Lender for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released to the extent permitted by this Agreement and the Loan Documents. Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
2.5.    Guarantee Absolute and Unconditional; Waivers.
(a)    Each Guarantor agrees that this Guaranty is a guaranty of payment and performance when due and not of collectability. The liability of Guarantor under this Guaranty shall be absolute, irrevocable and unconditional irrespective of:

(i)	any lack of validity, regularity or enforceability of any Loan Document; (ii) any lack of validity, regularity or enforceability of this Agreement;

(ii)
any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document;

(iii)
any exchange, release or non-perfection of any security interest in any Collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

(iv)	any failure on the part of Lender or any other Person to exercise, or any delay in exercising, any right under any Loan Document; and

(v)
any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrowers, any Guarantor or any other guarantor with respect to the Secured Obligations (including, without limitation, all defenses based on suretyship or impairment of collateral, and all defenses that Borrowers may assert to the

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repayment of the Secured Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, bankruptcy, lack of legal capacity, lender liability, accord and satisfaction, and usury), this Agreement and the obligations of Guarantor under this Agreement, other than payment in full of the Guarantor Obligations.
(b)    Each Guarantor hereby agrees that if Borrowers or any other guarantor of all or a portion of the Secured Obligations is the subject of a bankruptcy or insolvency case under applicable law, it will not assert the pendency of such case or any order entered therein as a defense to the timely payment of the Secured Obligations. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2, and all dealings between Borrowers and any of the Guarantors, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives (i) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrowers or any of the Guarantors with respect to the Secured Obligations; (ii) notice of the existence or creation or renewal or non-payment of all or any of the Secured Obligations; (iii) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations; (iv) any right to require Lender, as a condition of payment or performance by Guarantor, to (A) proceed against Borrowers, any other guarantor of the Guarantor Obligations or any other Person, (B) proceed against or exhaust any security held from Borrowers, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Lender in favor of Borrowers or any other Person or (D) pursue any other remedy in the power of Lender whatsoever; (v) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrowers or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantor Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrowers or any other Guarantor from any cause other than payment in full of the Guarantor Obligations; (vi) any defense based upon Lender’s errors or omissions in the administration of the Guarantor Obligations, except errors and omissions resulting from Lender’s negligence, bad faith, or willful misconduct and (vii)(A) any legal or equitable discharge of Guarantor’s obligations hereunder and (B) any rights to set-offs, recoupments and counterclaims.
(c)    When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrowers, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee

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or to exercise any such right of offset, or any release of Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Each Guarantor agrees that it is not a surety for purposes of any state statutes providing defenses for sureties, and each Guarantor waives any right that it may have under such statutes to assert the applicability thereof to the provisions of this Agreement to require that Lender commence action against Borrowers or any other Person or against any of the Collateral.
(d)    Lender may, from time to time, at its sole discretion and without notice to any Guarantor (or any of them), take any or all of the following actions: (i) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors with respect to any of the Secured Obligations, (iii) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any Guarantor or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (iv) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (v) resort to any Guarantor for payment of any of the Secured Obligations when due, whether or not Lender shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other Guarantor or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.
2.6.    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Lender without set-off or counterclaim in Dollars at the office of Lender.

3.	Grant of Security Interest.
(a)    Each Grantor hereby assigns and transfers to Lender, and hereby grants to Lender and (to the extent provided herein) its Affiliates, a security interest in all of the following:

(i)
all of each Grantor’s right, title and interest in and to all of such Grantor’s assets, including any and all personal property, Accounts, Chattel Paper (including Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Software, Money, Supporting Obligations and Identified Claims, in each case whether now owned or at any time hereafter acquired or arising,

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(ii)	all books and records pertaining to any of the foregoing, (iii) all Proceeds and products of any of the foregoing, and

(iii)	all collateral security and guarantees given by any Person with respect to any of the foregoing,
(all of the foregoing, collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations; provided, that the Collateral shall not include the Excluded Property.
(b)    Each Grantor shall promptly notify Lender of any Commercial Tort Claims related to the Loans in which such Grantor has an interest arising after the Closing Date and shall provide all necessary information concerning each such Commercial Tort Claim and make all necessary filings with respect thereto to perfect Lender’s first-priority security interest (subject to Permitted Liens) therein.
(c)    Each Grantor has full right and power to grant to Lender, for the benefit of Lender, a perfected, first-priority security interest (subject to Permitted Liens) and Lien on the Collateral pursuant to this Agreement, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person (subject to any Permitted Liens). Except with respect to any financing statement (i) securing debt to be paid off as of the Closing Date, (ii) securing Permitted Liens, or (iii) filed on behalf of Lender, no financing statement relating to any of the Collateral is on file in any public office. No Grantor is party to any agreement, document or instruction that conflicts with this Section 3.
(d)    Each Grantor hereby authorizes Lender to prepare and file financing statements provided for by the Code and to take such other action as may be required, in Lender’s sole discretion, to perfect and to continue the perfection of Lender’s security interest in the Collateral.
(e)    Irrespective of any provision in this Agreement, the prior consent of Lender shall not be required in connection with the licensing or sublicensing of Intellectual property pursuant to collaborations, licenses or other strategic transactions with third parties (“Permitted Licenses”) executed in the normal course of Borrowers’ business.

4.	Representations and Warranties.
To induce Lender to enter into the Loan Documents and to induce Lender to extend credit to Borrowers thereunder, each Grantor jointly and severally hereby represents and warrants to Lender that:
4.1.    Title; Other Liens. Except for Permitted Liens and Liens granted in favor of the Senior Agent in connection with the Senior Credit Agreement, the Grantors own each item of the Collateral that they purport to own free and clear of any and all Liens or claims of others. As of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which

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termination statements have been delivered to Lender or filings evidencing the Liens granted in favor of the Senior Agent in connection with the Senior Credit Agreement.
4.2.    Perfected Second Priority Liens. Each Grantor has full right and power to grant to Lender the security interests contemplated herein, and the security interests granted pursuant to this Agreement are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens and Liens granted in favor of the Senior Agent in connection with the Senior Credit Agreement.
4.3.    Grantor Information. Schedule 3 sets forth, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s chief executive office, (c) each Grantor’s exact legal name as it appears on its organizational documents, (d) each Grantor’s federal business or tax identification number, and (e) each Grantor’s organizational identification number.
4.4.    Collateral Locations. Schedule 4 sets forth, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), (a) each place of business of each Grantor (including its chief executive office), (b) all locations where all Inventory and the Equipment owned by each Grantor is kept, which may be located at other locations within the United States, and (c) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor as set forth in the relevant lease). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.
4.5.    Certain Property. Except as set forth on Schedule 9, none of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health-Care-Insurance Receivables or (c) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any state or other jurisdiction, except for personal vehicles owned by the Grantors and used by employees of the Grantors in the ordinary course of business.
4.6.    Investment Property.
(a)    The shares of Pledged Equity pledged by each Grantor hereunder constitute all the issued and outstanding equity interests of each Issuer owned by such Grantor.
(b)    All of the Pledged Equity issued by a Subsidiaiy of the Grantor has been duly and validly issued and is fully paid and nonassessable.
(c)    Each of the Intercompany Notes (if any) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

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(d)    Schedule 1 lists all Investment Property owned by each Grantor as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor) (other than the Diagnostic Company Note). Each Grantor is the record and beneficial owner of the Investment Property pledged by it hereunder that it purports to own, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens in favor of the Senior Agent under the Senior Credit Agreement and, in the case of Investment Property which does not constitute Pledged Equity issued by a Subsidiary of the Grantor or Intercompany Notes, for Permitted Liens.
4.7.    Receivables.
(a)    Subject to the Intercreditor Agreement, no amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to Lender.
(b)    The amounts represented by such Grantor to Lender from time to time as owing to such Grantor in respect of the Receivables (to the extent such representations are required by any of the Loan Documents) will at all such times be accurate in all material respects, subject to the inability to collect Receivables in the ordinary course of business.
4.8.    Intellectual Property.
(a)    Schedule 5 lists all Intellectual Property owned by each Grantor in its own name (or a former name) on the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor).
(b)    On the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), all Intellectual Property owned by any Grantor is valid, subsisting, unexpired and enforceable, has not been abandoned and, to such Grantor’s knowledge, does not infringe on the intellectual property rights of any other Person.
(c)    Except as set forth in Schedule 5, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), none of the Intellectual Property owned by a Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
(d)    Except as set forth in Schedule 5, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Grantor’s rights in, any Intellectual Property owned by any Grantor.
(e)    Except as set forth in Schedule 5, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor) (i) seeking to limit, cancel or question the validity of any Intellectual Property or any Grantor’s ownership interest therein, or (ii) which, if adversely determined, would materially and adversely affect the value of any Intellectual Property.

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(f)    Each Grantor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Grantor, without any infringement, to such Grantor’s knowledge, upon rights of others.
4.9.    Deposit Accounts and Other Accounts. All Deposit Accounts and all other bank accounts, securities accounts and other accounts maintained by each Grantor as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), are described on Schedule 6 hereto, which description includes for each such account the name of the Grantor maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.
4.10.    Excluded Property. Except as set forth in Schedule 8. each Grantor represents, warrants and covenants that it does not, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), own any Excluded Property, which when aggregated, are material to the business of such Grantor.

5.	Covenants.
Each Grantor covenants and agrees with Lender that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:
5.1.    Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than the Diagnostic Company Note) (other than, for greater certainty, a license agreement), Certificated Security or Chattel Paper, such histrument, Certificated Security or Chattel Paper shall, subject to the Intercreditor Agreement, be promptly delivered to Lender, duly indorsed in a manner reasonably satisfactoiy to Lender, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Lender to have control thereof within the meaning set forth in Section 9-105 of the Code. In the event that an Event of Default shall have occurred and be continuing, upon the request of Lender, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to Lender and at such time being held by any Grantor shall, subject to the Intercreditor Agreement, be immediately delivered to Lender, duly indorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Lender to have control thereof within the meaning set forth in Section 9-105 of the Code.
5.2.    Maintenance of Perfected Security Interest; Further Documentation.
(a)    Except as expressly permitted by this Agreement, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, provided that, unless otherwise required by Lender in writing at any time following the occurrence and continuance of an Event of Default, such security interest need not be perfected in property of the Grantor in which a security interest may not be perfected by filing a financing statement under the Code, having a value less than $100,000 individually or

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$350,000 in the aggregate.
(b)    Such Grantor will furnish to Lender from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as Lender may reasonably request, all in reasonable detail.
(c)    At any time and from time to time, upon the reasonable written request of Lender, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property, Deposit Accounts, Electronic Chattel Paper and Letter of Credit Rights and any other relevant Collateral, taking any actions necessary to enable Lender to obtain “control” (within the meaning of Code) with respect thereto, in each case pursuant to documents in form and substance reasonably satisfactoiy to Lender, provided that so long as no Event of Default has occurred and is continuing, no Grantor shall be required to cause the Lender to have control over such Investment Property, Electronic Chattel Paper, Letter of Credit Rights or other relevant Collateral (other than any Deposit Account) having a value less than $100,000 individually or $350,000 in the aggregate and (iii) during the continuance of an Event of Default, if requested by Lender, subject to the Intercreditor Agreement, delivering, to the extent permitted by law, any original motor vehicle certificates of title received by such Grantor from the applicable secretary of state or other Governmental Authority after information reflecting Lender’s security interest has been recorded therein.
(d)    Such Grantor authorizes Lender to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral (including describing the Collateral as “all assets” of each Grantor, or words of similar effect), and which contain any other information required pursuant to the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to Lender promptly upon request. Any such financing statement, continuation statement, or amendment may be signed (to the extent signature of a Grantor is required under applicable law) by Lender on behalf of any Grantor and may be filed at any time in any jurisdiction.
(e)    Such Grantor shall, subject to the Intercreditor Agreement, at any time and from time to time, take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgement, in form and substance reasonably satisfactoiy to Lender, of any bailee having possession of any of the Collateral (provided that such Grantor shall not be required to obtain any such acknowledgement as it relates to Collateral having a value less than $100,000 individually or $350,000 in the aggregate (unless otherwise required by Lender in writing at any time following the occurrence and continuance of an Event of Default), stating that the bailee holds such Collateral for Lender, (ii) to obtain “control” of any Letter- of-Credit Rights, or Electronic Chattel Paper (within the meaning of the code) with any agreements establishing control to be in form and substance reasonably satisfactory to Lender (provided that such Grantor shall not be required to ensure Lender

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has “control” over any such Collateral described in this clause (ii) having a value less than $100,000 individually or $350,000 in the aggregate unless otherwise required by Lender in writing at any time following the occurrence and continuance of an Event of Default) and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein to the extent required in this Agreement and the Loan Documents.
(f)    Without limiting the generality of the foregoing, if such Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall, subject to the Intercreditor Agreement, promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender “control” under Section 9-105 of the Code of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, § 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Lender agrees with the Grantors that Lender will arrange, pursuant to procedures reasonably satisfactoiy to Lender and so long as such procedures will not result in Lender’s loss of control, for the Grantors to make alterations to such electronic chattel paper or transferable record permitted under Section 9-105 of the Code or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Grantor with respect to such electronic chattel paper or transferable record.
5.3.    Changes in Locations, Name, etc. Grantor shall not, except upon 30 days’prior written notice to Lender and delivery to Lender of (a) all additional financing statements and other documents reasonably requested by Lender as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventoiy or Equipment having a value gi’eater than $100,000 at any single location:

(i)
permit any of the Inventoiy or Equipment to be kept at a location other than those listed on Schedule 4; provided, that up to $100,000 in fair market value of any such Inventory and Equipment may be kept at other locations;

(ii)	change the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii)	change its name, identity or corporate structure (including without limitation, the merger into or with any other Person).
Such Grantor shall not change its jurisdiction of organization without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed.

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5.4.    Notices. Such Grantor will advise Lender promptly, in reasonable detail, of:
(a)    any Lien (other than Permitted Liens) or Liens granted in favor of the Senior Agent in connection with the Senior Credit Agreement on any of the Collateral; and
(b)    the occurrence of any other event which could reasonably be expected to have a material and adverse effect on the aggregate value of the Collateral or on the Liens created hereby.
5.5.    Investment Property.
(a)    If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of Lender, hold the same in trust for Lender and, subject to the Intercreditor Agreement, deliver the same forthwith to Lender in the exact form received, duly indorsed (but without any representation or warranty) by such Grantor to Lender, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor, to be held by Lender, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Lender to be held, at Lender’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Secured Obligations as provided in Section 6.5, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Propeity or any propeity shall be distributed upon or with respect to the Investment Propeity pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Lender and subject to the Intercreditor Agreement, be delivered to Lender to be held, at Lender’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Secured Obligations as provided in Section 6.5. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to Lender, hold such money or propeity in trust for Lender, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.
(b)    Without the prior written consent of Lender, such Grantor will not, so long as an Event of Default has occurred and is continuing, (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Propeity or Proceeds thereof (except pursuant to a transaction expressly permitted by the Senior Credit Agreement as in effect as of the Closing) other than, with respect to Investment Propeity not constituting Pledged Equity or Pledged Notes, and such action which is not prohibited by the Senior Credit Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens and Liens granted in favor

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of the Senior Agent in connection with the Senior Credit Agreement, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or Lender to sell, assign or transfer any of the Investment Propeity or Proceeds thereof, except, with respect to such Investment Property, shareholders’ agreements entered into by such Grantor with respect to Persons in which such Grantor maintains an ownership interest of 50% or less.
(c)    In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Lender promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Propeity issued by it and (iii) the terms of Sections 6.3(c) shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) regarding the Investment Propeity issued by it.
5.6.    Receivables.
(a)    Other than in the ordinary course of business, without the prior written consent of Lender, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof, to the extent that any action in clauses (i) - (iv) above could reasonably be expected to have a Material Adverse Effect
(b)    Such Grantor will deliver to Lender a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Receivables for all Grantors.
5.7.    Intellectual Property.
(a)    Such Grantor (either itself or through licensees) will (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Lender shall obtain a perfected security interest in such mark pursuant to this Agreement and the IP Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, to the extent that any action in clauses (i) - (v) could reasonably be expected to have a Material Adverse Effect.
(b)    Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public, to the extent such act or omission could reasonably be expected to have a Material Adverse Effect.

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(c)    Such Grantor (either itself or through licensees) (i) will employ each Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired and which could reasonably be expected to have a Material Adverse Effect. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain and which could reasonably be expected to have a Material Adverse Effect.
(d)    Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person.
(e)    Such Grantor will notify Lender promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court or tribunal in any country) regarding, such Grantor’s ownership of, or the validity of, any Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, except to the extent that such forfeiture, abandonment or dedication, or adverse determination or development would not reasonably be expected to have a Material Adverse Effect.
(f)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall promptly report such filing to Lender. Upon the request of Lender, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may reasonably request to evidence Lender’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
(g)    Such Grantor will take all reasonable and necessaiy steps to maintain and pursue each application referred to in Section 5,17(f), (and to obtain the relevant registration), except to the extent the failure to maintain and pursue such application would not reasonably be expected to have a Material Adverse Effect, and to maintain each registration of all Intellectual Property owned by it, except to the extent that the failure to maintain registration of all Intellectual Property owned by it would not reasonably be expected to have a Material Adverse Effect.
(h)    In the event that any Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Propeity and (ii) if such Intellectual Property is of material economic value, promptly notify Lender after it learns thereof and, to the extent, in its reasonable judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

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5.8.    Deposit Accounts and Other Accounts. Such Grantor hereby authorizes the financial institutions at which such Grantor maintains a Deposit Account, other bank account, securities account or other account to provide Lender with such information with respect to such account as Lender may from time to time reasonably request, and each Grantor hereby consents to such information being provided to Lender. Such Grantor will cause each financial institution at which such Grantor maintains a Deposit Account or other account to enter into a control agreement or other similar agreement with Lender and such Grantor, in form and substance reasonably satisfactory to Lender, in order to give Lender “control” (within the meaning set forth in Section 9-104 of the Code) of such account, except for Exempt Accounts.
5.9.    Other Matters. Such Grantor shall cause to be delivered to Lender, at Lender’s request, a Collateral Access Agreement with respect to (a) each bailee with which such Grantor keeps Inventory or other assets as of the Closing Date having a value in excess of $50,000 and (b) each landlord which leases real property (and the accompanying facilities) to such Grantor as of the Closing Date at which it maintains its chief executive office or a substantial amount of its books or records. If such Grantor shall (x) cause to be delivered Inventory or other propeity having a value in excess of $50,000 to any bailee after the Closing Date, such Grantor shall on or prior to such delivery cause such bailee to sign a Collateral Access Agreement or (y) enter into any lease for real property after the Closing Date at which it maintains its chief executive office or a substantial amount of its books and records, such Grantor shall on or prior to the first day of the term of such lease cause the landlord to sign a Collateral Access Agreement.
5.10.    Commercial Tort Claims. If such Grantor shall at any time acquire any Commercial Tort Claim, such Grantor shall promptly notify Lender thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Lender, such Grantor shall be deemed to thereby grant to Lender (and such Grantor hereby grants to Agent) a security interest in such Commercial Tort Claim and all proceeds thereof, and such Grantor shall execute such documentation as Lender shall require in order to document and effectuate such grant of a security interest.
5.11.    Further Assurances; Subsidiary Joinder. The Borrowers shall take, and cause each other Loan Party to take, such actions as are necessary or as Lender may reasonably request from time to time to ensure that the Secured Obligations are secured by a perfected Lien in favor Lender (subject only to Permitted Liens and Liens granted to the Senior Agent in connection with the Senior Credit Agreement) on substantially all of the assets of the Borrowers and each Subsidiary of the Borrowers (as well as equity interests of each Subsidiary any Borrower) and guaranteed by all of the Subsidiaries of Borrowers (including, promptly upon the acquisition or creation thereof, any Subsidiary of Borrowers acquired or created after the Closing Date), in each case including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities (if any) and other Collateral with respect to which perfection is obtained by possession but excluding (a) the requirement for the Loan Parties to execute and deliver leasehold mortgages, and (b) any other Excluded Collateral as defined in this Agreement.

6.	Remedial Provisions.

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6.1.    Certain Matters Relating to Receivables.
(a)    At any time and from time to time after the occurrence and during the continuance of an Event of Default, Lender shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information Lender may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon Lender’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to Lender to furnish to Lender reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.
(b)    If required by Lender at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected or received by or on behalf of any Grantor, subject to the Intercreditor Agreement (i) shall be forthwith (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed (but without any representation or warranty) by such Grantor to Lender if required, in a collateral account maintained under the sole dominion and control of Lender, for application to the Secured Obligations in accordance with Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c)    At any time and from time to time after the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, at Lender’s request, each Grantor shall deliver to Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.
6.2.    Communications with Obligors; Grantors Remain Liable.
(a)    Lender in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to Lender’s reasonable satisfaction the existence, amount and terms of any Receivables.
(b)    Upon the request of Lender at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to Lender and that payments in respect thereof shall be made directly to Lender.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender

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of any payment relating thereto, nor shall Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(d)    For the purpose of enabling Lender to exercise rights and remedies under this Agreement, each Grantor hereby grants to Lender, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property that constitutes part of the Collateral now owned or hereafter acquired by such Grantor, to the extent such Intellectual Property may be so licensed or sublicensed, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.
6.3.    Investment Property.
(a)    Unless an Event of Default shall have occurred and be continuing and Lender shall have given notice to the relevant Grantor of Lender’s intent to exercise its corresponding rights pursuant to Section 6.3(b). each Grantor shall be permitted to receive all cash dividends and distributions, payments and Proceeds paid in respect of the Pledged Equity, the Pledged Notes and all other Investment Property that constitutes Collateral, to the extent permitted in the Senior Credit Agreement, and to exercise all voting and other rights and any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity, Pledged Notes and Investment Property (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by such Grantor of any right, privilege or option pertaining to such Pledged Equity, Pledged Notes or Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Pledged Equity, Pledged Notes and Investment Property with any committee, depositaiy, transfer agent, registrar or other designated agency upon such terms and conditions as such Grantor may determine); provided, that no vote shall be cast or other right exercised or action taken which would be inconsistent with or result in any violation of any provision of the Senior Credit Agreement or this Agreement.
(b)    If an Event of Default shall occur and be continuing, upon notice to the relevant Grantor, subject to the Intercreditor Agreement, Lender shall have the right to (i) receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with Section 6.5. (ii) register any or all of the Investment Property in the name of Lender or its nominee, (iii) exercise, or permit its nominee to exercise, all voting and other rights pertaining to such Investment Property, and (iv) exercise, or permit its nominee to exercise, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its

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discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositaiy, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement and the Loan Documents, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Lender.
6.4.    Proceeds to be Turned Over To Lender. In addition to the rights of Lender specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all such Proceeds of Collateral received by or on behalf of any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor, and shall, at the written request of Lender and subject to the Intercreditor Agreement, forthwith upon receipt by such Grantor, be turned over to Lender in the exact form received by such Grantor (duly indorsed (but without any representation or warranty) by such Grantor to Lender, if required). All Proceeds received by Lender hereunder shall be applied to the Secured Obligations as provided in Section 6.5.
6.5.    Application of Proceeds. If an Event of Default shall have occurred and be continuing, Lender shall apply all or any part of Proceeds held in any collateral account established pursuant hereto or otherwise received by Lender to the payment of the Secured Obligations.
6.6.    Code and Other Remedies. If an Event of Default shall occur and be continuing, Lender, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code, or any other applicable foreign or domestic law. Without limiting the generality of the foregoing, if an Event of Default shall occur or be continuing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem

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advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Lender may disclaim any warranties that might arise in connection with any such lease, assignment, grant of option or other disposition of Collateral and have no obligation to provide any warranties at such time. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Such sales may be adjourned and continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Lender deems necessary or advisable. Each Grantor further agrees after an Event of Default has occurred and is continuing, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at such Grantor’s premises or elsewhere. Lender shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of eveiy kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including reasonable attorneys’ fees and disbursements, to the payment of the Secured Obligations. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by them of any rights hereunder, except to the extent such claims, damages or demands arise from the gross negligence, willful misconduct or bad faith of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper so long as (a) it is given at least 15 days before such sale or other disposition, and (b) contains such information as may be prescribed by applicable law.
6.7.    Pledged Equity. Each Grantor recognizes that Lender may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and other applicable securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or other applicable state securities laws, even if such Issuer would agree to do so.
6.8.    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient for the Secured Obligations to be Paid in Full and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.
6.9.    Permitted Licenses. Lender covenants and agrees that in connection with any foreclosure or other excercies of Lender’s rights with respect to Permitted Licenses, Lender shall not terminate, limit or otherwise adversely affect the rights of licensees or sublicensees under such

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Permitted Licenses, so long as such licensee or sublicensee is not then otherwise in default, under the applicable Permitted License in a way that would permit the applicable licensor to teriminate such Permitted License.

7.	Agent.
7.1.    Lender’s Appointment as Attorney-in-Fact. etc.
(a)    Each Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of strictly carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Lender the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following to the extent otherwise expressly permitted by the terms of this Agreement and the Loan Documents (including the satisfaction of any requirement to give notice to such Grantor prior to doing any of the following):

(i)
in the name of such Grantor or its own name, or otherwise, take possession of and indorse (but without any representation or warranty) and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)
in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Lender may reasonably request to evidence Lender’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)
discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)	execute, in connection with any sale provided for in Section 6,6 or 6/7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)	(A) direct any party liable for any payment under any of the Collateral

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to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse (but without any representation or warranty) any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; (G) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine; (H) vote any right or interest with respect to any Investment Property; (I) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as Lender may deem appropriate; and (J) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
(b)    THE POWER-OF-ATTORNEY AND PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. SUCH PROXY SHALL BE EFFECTIVE AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE INVESTMENT PROPERTY OR ANY OFFICER OR LENDER THEREOF). Each Grantor acknowledges and agrees that in any event such power-of-attorney and proxy is intended to and shall, to the fullest extent permitted by applicable law, be valid and irrevocable until (x) the Secured Obligations have been Paid in Full and (y) Lender has no further obligations under the Loan Documents. Such power-of-attorney and proxy shall be valid and irrevocable as provided herein notwithstanding any limitations to the contrary set forth in the charter, bylaws or other organizational documents of the relevant entities.

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(c)    Upon exercise of the proxy set forth herein, all prior proxies given by any Grantor with respect to any of the Investment Property (other than to Lender or otherwise pursuant to the Loan Documents) are hereby revoked, and until the Secured Obligations are Paid in Full no subsequent proxies (other than to Lender or otherwise under the Loan Documents) will be given with respect to any of the Investment Property. To the extent permitted by this Agreement, Lender, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Investment Property at any and all times, including but not limited to, at any meeting of shareholders, partners or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Lender shall have no agency, fiduciary or other implied duties to any Grantor or any other party when acting in its capacity as such attorney-in-fact or proxy. Each Grantor hereby waives and releases any claims that it may otherwise have against Lender with respect to any breach or alleged breach of any such agency, fiduciary or other duty, other than claims resulting from the gross negligence, bad faith or willful misconduct of Lender. Notwithstanding the foregoing grant of a power of attorney and proxy, Lender shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.
(d)    Anything in Section 7.1 (a) to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 (a) unless an Event of Default shall have occurred and be continuing.
(e)    If any Grantor fails to perform or comply with any of its agreements contained herein, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement at such Grantor’s sole cost and expense.
(f)    Each Grantor hereby ratifies all that such attorneys shall be authorized hereunder to lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
7.2.    Duty of Agent. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar property for its own account. Lender nor any of its respective officers, directors, employees or agents shall not be (i) liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent Lender or such officers, directors, employees or agents acted with gross negligence, bad faith or in willful misconduct as determined by a court of competent jurisdiction) or (ii) under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent Lender (or such officer, director, employee or agent) acted with

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gross negligence, bad faith or in willful misconduct as determined by a court of competent jurisdiction.
7.3.    Photocopy of this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
7.4.    Omitted.

8.	Miscellaneous.
8.1.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified unless the same shall be in writing and signed by the Borrowers, each Grantor and Lender..
8.2.    Notices. All notices, requests and demands to or upon Lender or any Grantor hereunder shall be in writing (including via electronic mail) and shall be sent to the applicable party at its address on Schedule 1 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by electronic mail transmission shall be deemed to have been given when sent if sent during regular business hours on a Business Day, otherwise, such deemed delivery will be effective as of the next Business Day; notices sent by mail shall be deemed to have been given five (5) Business Days after the date when sent by registered or certified mail, first class postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. Borrowers and Lender each hereby acknowledge that, from time to time, Lender and Borrowers may deliver information and notices using electronic mail.
8.3.    Indemnification by Grantors. Each Grantor hereby agrees, on a joint and several basis, to indemnify, exonerate and hold Lender and each of the officers, directors, employees, Affiliates and agents of Lender (each a “Lender Party” and collectively, the “Lender Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs, but expressly excluding any consequential, special or lost profits damages (collectively, the “Indemnified Liabilities”), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to any act or omission by Borrowers or Grantors or any of their officer, directors, agents, including without limitation (a) any tender offer, merger, purchase of equity interests, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (b) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by any Borrower, Grantor or any Subsidiary, (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Borrower, Grantor or any Subsidiary or the operations conducted thereon, (d) the investigation, cleanup or remediation of offsite locations at which any Borrower, Grantor or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances, or (e) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any Lender Party, except to the extent any such hidemnified Liabilities result from the applicable Lender Party’s own gross negligence, bad faith or willful

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misconduct as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The agreements in this Section 8.3 shall survive repayment of the Secured Obligations, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.
8.4.    Enforcement Expenses.
(a)    Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand Lender for all duly documented, reasonable out-of-pocket costs and expenses (including Legal Costs) incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.
(b)    Each Grantor agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    The agreements in this Section 8.4 shall survive repayment of the Secured Obligations, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.
8.5.    Captions. Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
8.6.    Nature of Remedies. All Secured Obligations of each Grantor and rights of Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
8.7.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by facsimile machine or in “.pdf’ format through electronic mail of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page. This Agreement and the other Loan Documents to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “.pdf), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such other Loan Document shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile

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machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
8.8.    Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
8.9.    Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by any Grantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Lender.
8.10.    Successors; Assigns. This Agreement shall be binding upon Grantors, Lender and their respective successors and assigns, and shall inure to the benefit of Grantors, Lender and the successors and assigns of Lender. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Grantor may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Lender.
8.11.    Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHM SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
8.12.    Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, U.S. FIRST CLASS POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
8.13.    Waiver of Jury Trial. EACH GRANTOR AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS

#32619088 v1

UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
8.14.    Set-off. Each Grantor agrees that Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any event of Default has occurred and is continuing, Lender may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with Lender.
8.15.    Acknowledgements. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    it has received a fully executed copy of this Agreement;
(c)    Lender does not have a fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(d)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among Lender or among the Grantors and Lender.
8.16.    Additional Grantors. Each Loan Party that is required to become a party to this Agreement pursuant to Section 5.11 of this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement in the form of Annex I hereto.
8.17.    Releases.
(a)    At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, Lender shall deliver to the Grantors any Collateral held by Lender hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Senior Credit Agreement, then Lender, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents

#32619088 v1

reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of Borrowers, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Subsidiaiy Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Senior Credit Agreement; provided that Borrowers shall have delivered to Lender, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by each Borrower stating that such transaction is in compliance with the Senior Credit Agreement.
8.18.    Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, or Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
8.19.    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor or any Issuer for liquidation or reorganization, should any Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s or any Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made, hi the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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8.20.    Conflicting Terms. In the event of any conflict between the terms of this Agreement and the terms of the hitercreditor Agreement, the terms of the hitercreditor Agreement shall control.
[Signature page follows]

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Each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.
GRANTORS:

PDI, INC.,
a Delaware corporation

By:        /s/ Nancy S. Lurker
Name:    Nancy S. Lurker
Title:    Chief Executive Officer

GROUP DCA, LLC,
a Delaware limited liability company

By:        /s/ Nancy S. Lurker
Name:    Nancy S. Lurker
Title:    Chief Executive Officer

INTERPACE BIOPHARMA, LLC,
a New Jersey limited liability company

By:        /s/ Nancy S. Lurker
Name:    Nancy S. Lurker
Title:    Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC,
a Delaware limited liability company

By:        /s/ Nancy S. Lurker
Name:    Nancy S. Lurker
Title:    Chief Executive Officer

[Signature Page to Guarantee and Collateral Agreement]
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JS GENETICS, INC.,
a Delaware corporation

By:        /s/ Nancy S. Lurker
Name:    Nancy S. Lurker
Title:    Chief Executive Officer

REDPATH ACQUISITION SUB, INC.,
a Delaware corporation

By:        /s/ Nancy S. Lurker
Name:    Nancy S. Lurker
Title:    Chief Executive Officer

LENDER:

REDPATH EQUITYHOLDER REPRSENTATIVE,
LLC, a Delaware limited liability company

By: Commerce Health Ventures, L.P., its Member

By:        /s/ Brian G. Murphy
Name:    Brian G. Murphy
Title:    General Partner

[Signature Page to Guarantee and Collateral Agreement]
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SCHEDULE 1
INVESTMENT PROPERTY
A.    PLEDGED EQUITY

Company Name	Owner Name	Number and type of ownership interests pledged	Percentage of company pledged by listed owner
Inserve Support Solutions	PDI, Inc.	Any and all ownership interests held by PDI, Inc. in this entity	100%
PDI Investment Company, Inc.	PDI, Inc.	3000 shares of Common Stock	100%
TVG, Inc., a Delaware corporation incorporated 9/19/1986, having Delaware Entity No. 2102057 (“TVG, Inc.”)	PDI, Inc.	Any and all ownership interests held by PDI, Inc. in this entity	100%
Group DCA, LLC	PDI, Inc.	8,693,250 shares of interest in company	100%
Interpace BioPharma, LLC	PDI, Inc.	Membership Interests	100%
Interpace Diagnostics, LLC	PDI, Inc.	Membership Interest	100%
JS Genetics, Inc.	Interpace Diagnostics, LLC	500 shares of Common Stock	100%
RedPath Acquisition Sub, Inc.[1]	Interpace Diagnostics, LLC	100 shares of Common Stock	100%
Interpace Diagnostics Corporation[2]	Interpace Diagnostics, LLC	100 shares of Common Stock	100%

PDI, Inc. has the option to acquire 100% of the shares of Diagnostic Company pursuant to the terms and conditions of the Collaboration Agreement.
1    Immediately prior to closing of the RedPath Acquisition.
2    Immediately after closing of the RedPath Acquisition.
B.    PLEDGED NOTES
None.
C.    OTHER INVESTMENT PROPERTY
Borrower’s securities account no. 7992-9731 at Wells Fargo.
PDI’s initial fee of $1,500,000 paid to Diagnostic Company under terms of the Collaboration Agreement and recorded as an investment.

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D.    NOTICE ADDRESS
PDI, Inc.,
300 Inteipace Parkway,
Morris Corporate Center 1, Building A,
Parsippany, NJ 07054

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SCHEDULE 2
Reserved.

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SCHEDULE 3
GRANTOR INFORMATION

Grantor (exact legal name)	Jurisdiction of Organization	Federal Employer Identification Number	Chief Executive Office	Organizational Identification Number
PDI, Inc.	Delaware	22-2919486	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	2821446
Group DCA, LLC	Delaware	Wholly-owned single member entity of PDI, Inc.	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	3155055
Interpace BioPharma, LLC	New Jersey	Wholly-owned single member entity of PDI, Inc.	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	600375428
Interpace Diagnostics, LLC	Delaware	46-4149195	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	5448700
JS Genetics, Inc.	Delaware	80-0524822	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	3772747
RedPath Acquisition Sub, Inc.[3]	Delaware	N/A	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	5620117
Interpace Diagnostics Corporation[4]	Delaware	20-1422009	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	4354810
3    Immediately prior to closing of the RedPath Acquisition.
4    Immediately after closing of the RedPath Acquisition.

[SCHEDULE 3 TO GUARANTEE AND COLLATERAL AGREEMENT]
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SCHEDULE 4
A.    COLLATERAL LOCATIONS

Grantor	Collateral Location or Place of Business (including chief executive office)	Owner/Lessor (if leased)[5]
PDI Inc.	300 Merpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054
Brookwood MC Investors, LLC and Brookwood MC II, LLC, as tenants in common
Notice Address:
Brookwood MC Investors, LLC
Brookwood MC II, LLC
72 Cherry Hill Drive
Beverly, MA 01915
Attention: Director, Asset Management

425/475 Woodfield Corporate Center, Schaumburg, Illinois
Woodfield Realty Holding Company, LLC
Notice Address:
Woodfield Holdings FT, LLC
c/o Lincoln Property Company
Commercial, Inc.
475 North Martingale Road
Suite 770
Schaumburg, Illinois 60173
Attn: General Manager
With a copy to:
Woodfield Holdings PT, LLC
c/o GE Asset Management Incorproated
3001 Summer Street
Stamford, Connecticut 06907-7900

One Route 17 South, Suite 300, Saddle River, Bergen County, New Jersey
VRS Saddle River LLC
Notice Address:
VRS Saddle River LLC
c/o Kwartler Associates, Inc.
2 North Street
Waldwick, NJ 07463
With a copy to: TA Associates Realty 28 State Street Boston, MA 02109 Attn: Mr. Christopher J. Good

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Montgomery Corporate Center 200 Dryden Road, Upper Dublin, Pennsylvania, Building II, Phase I
Fort Washington Phase II Associates, L.P.

Notice Address:
c/o Steven J. Pozycki
Morris Corporate Center IV
Building C
379 Interpace Parkaway
Parsippany, New Jersey 07504

With a copy to:
Martin F. Dowd, Esq.
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

Group DCA, LLC	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	Leased by PDI, Inc., see information above.
Interpace BioPharma, LLC	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	Leased by PDI, Inc., see information above.
Interpace Diagnostics, LLC	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	Leased by PDI, Inc., see information above.
JS Genetics, Inc. (subsidiary of Interpace Diagnostics, LLC)	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054 2 Church Street, New Haven, CT	Leased by PDI, Inc., see information above. WE 2 Church Street South LLC Notice Address: WE 2 Church Street South LLC c/o Winstanley Enterprises LLC 150 Baker Avenue Extension, Suite 303 Concord, MA 01742
RedPath Acquisition Sub, Inc.[6]	300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054	Leased by PDI, Inc., see information above.

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Interpace Diagnostics Corporation[7]
300 Interpace Parkway, Morris Corporate Center 1, Bldg A, Parsippany, NJ 07054

3rd and 4th floors in a building located at 2515 Liberty Avenue, City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania

Apartment 1205, 2349 Railroad Street, Pittsburgh, Pennsylvania 15222

Apartment 2414, 2359 Railroad Street, Pittsburgh, Pennsylvania 15222

Leased by PDI, Inc., see information above.

Spring Way Center, LLC

Notice Address:
Spring Way Center, LLC
c/o Benyon & Company, Agent 1900 Allegheny Building
Pittsburgh, PA 15219-1613

The Cork Factory

Notice Address:
The Cork Factory
2349 Railroad Street
Pittsburgh, PA 15222

5    All locations listed are leased.
6    Immediately prior to closing of the RedPath Acquisition.
7    Immediately after closing of the RedPath Acquisition.

All companies have sales representatives that work from home in various states that have certain company equipment, such as computers, in each case with a value below $2,000.
B.    COLLATERAL IN POSSESSION OF LESSOR. BAILEE, CONSIGNEE OR WAREHOUSEMAN

Grantor	Collateral	Lessor/Bailee/Consignee/Warehouseman
All Grantors	Certain IT equipment at data center	SUNGARD AVAILABILITY SERVICES Carlstadt CRL-410 Data Center 410 Commerce Drive, Carlstadt, NJ, 07072

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SCHEDULE 5
INTELLECTUAL PROPERTY
Licenses
Second Amended and Restated Exclusive License Agreement, effective as of March 18, 2014, by and between Yale University, as licensor, and JS Genetics, Inc., as licensee, with respect to an invention entitled “DCDC2 Mutations Cause Dyslexia (OCR 1742);”
Amended and Restated Exclusive License Agreement, effective as of March 18, 2014, by and between Yale University, as licensor, and JS Genetics, Inc., as licensee, with regard to an invention entitled “DNA Diagnostic Screening for Turner Syndrome and Sex Chromosome Disorders (OCR 1601);”
License Agreement, dated as of August 13, 2014, by and between Asuragen, Inc. and Interpace Diagnostics, LLC granting certain rights under CPRIT Agreement;
License Agreement, dated as of August 13, 2014, by and between Asuragen, Inc. and Interpace Diagnostics, LLC granting rights described therein;
Non-Exclusive License Agreement by and between Asuragen, Inc. and The Brigham Women’s Hospital, Inc., with effective date of June 14, 2010 and amendment, transferred to Interpace Diagnostics, LLC taking the place of Asuragen, expected to be effective as of November 30, 2014;
License Agreement by and between Asuragen, Inc. and Ohio State Innovation Foundation, with effective date of November 10, 2011, with regard to Ohio State Technology 05083 entitled “MicroRNA Diagnostic Biomarkers and Therapeutic Targets for Pancreatic Cancer” transferred to Interpace Diagnostics, LLC taking the place of Asuragen, effective as of August 13, 2014;
Non-exclusive license agreement between The Johns Hopkins University and PDI, Inc., effective October 14, 2014.
Copyrights
None

[8] This agreement will be transferred to Interpace Diagnostics, LLC once Asuragen completes its obligations under a TSA between Interpace Diagnostics, LLC and Asuragen. It is scheduled to be completed on November 30, 2014, but could be extended.

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Patents
U.S. Cases:

Owner	App. No. Patent No.	Filing Date Issue Date	Title	Country
Interpace Diagnostics	60/826,173 NA	09/19/2006 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	US
Interpace Diagnostics	11/857,948 NA	9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	US
Interpace Diagnostics	61/414,778 NA	11/17/2010 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	US
Interpace Diagnostics	13/299,226 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	US
Interpace Diagnostics	61/534,332 NA	09/13/2011 NA	Methods and Compositions Involving miR-135B for Distinguishing Pancreatic Cancer from Benign Pancreatic Disease	US
Interpace Diagnostics	61/536,486 NA	09/19/2011 NA	Methods and Compositions Involving miR-135B for Distinguishing Pancreatic Cancer from Benign Pancreatic Disease	US
Interpace Diagnostics	13/615,066 NA	9/13/2012 NA	Methods and Compositions Involving miR~135B for Distinguishing Pancreatic Cancer from Benign Pancreatic Disease	US
Interpace Diagnostics	61/552,451 NA	10/27/2011 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	US
Interpace Diagnostics	61/552,762 NA	10/27/2011 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	US
Interpace Diagnostics	13/662,450 NA	10/27/2012 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	US
Interpace Diagnostics	61/709,411 NA	10/04/2012 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	US
Interpace Diagnostics	61/716,396 NA	10/19/2012 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	US
Interpace Diagnostics	13/801,737 NA	3/13/2013 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	US

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Owner	App. No. Patent No.	Filing Date Issue Date	Title	Country
PDI, Inc.	13/436,259	3/30/2012	Consolidated Presentation Of Pharmaceutical Information From Multiple Sources	US
JS Genetics Inc.	13/266434	4/28/2010	Molecdular Diagnosis of Fragile X Syndrome Associated with FMR1 Gene	US
JS Genetics Inc.	13/266429	4/26/2010	Method of Prenatal Molecular Diagnosis of Down Syndrome and Other Trisomic Disorders	US

Foreign Cases:

Owner	App. No. Patent No.	Filing Date Issue Date	Title	Country
Interpace Diagnostics	PCT/US07/78936 NA	09/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	PCT
Interpace Diagnostics	2007299828 NA	9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	AU
Interpace Diagnostics	2,664,383 NA	9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	CA
Interpace Diagnostics	12159733 NA	9/19/2007 NA	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	EU
Interpace Diagnostics	2009-529373 5520605	9/19/2007 4/11/2014	MicroRNAs Differentially Expressed in Pancreatic Disease and Uses Thereof	JP
Interpace Diagnostics	PCT/US11/61237 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	PCT
Interpace Diagnostics	2011329772 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	AU
Interpace Diagnostics	1120130122650 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	BR
Interpace Diagnostics	2817882 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	CA
Interpace Diagnostics	14150739.2 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	EU

#32619088 v1

Owner	App. No. Patent No.	Filing Date Issue Date	Title	Country
Interpace Diagnostics	226356 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	IL
Interpace Diagnostics	2013540026 NA	11/17/2011 NA	MiRNAs as Biomarkers for Distinguishing Benign from Malignant Thyroid Neoplasms	JP
Interpace Diagnostics	PCT/US2012/062330 NA	10/27/2012 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	PCT
Interpace Diagnostics	12787991.4 NA	10/27/2012 NA	miRNAs as Diagnostic Biomarkers to Distinguish Benign from Malignant Thyroid Tumors	EU
Interpace Diagnostics	PCT/US2013/030990 NA	3/13/2013 NA	Diagnostic mirnas for Differential Diagnosis of Incidental Pancreatic Cystic Lesions	PCT
PDI, Inc.	PCT/US2013/034670	3/29/2013	Consolidated Presentation Of Pharmaceutical Information From Multiple Sources	PCT

Co-owned Patent Applications
Owner	App. No. Patent No.	Filing Date Issue Date	Title	Country
Interpace Diagnostics & Brig ham Women’s Hospital	13/801,737 NA	3/13/2013 NA	Diagnostic Mirnas For Differential Diagnosis Of Incidental Pancreatic Cystic Lesions	US
Interpace Diagnostics & Brigham Women’s Hospital	PCT/US2013/030990 NA	3/13/2013 NA	Diagnostic Mirnas For Differential Diagnosis Of Incidental Pancreatic Cystic Lesions	PCT

Trademarks

Owner	Mark	Country	App. Mo. Reg. No.
Interpace Diagnostics	MIRINFORM	US	77/447,187 3,546,361
Interpace Diagnostics	MIRINFORM	US	85/067,844 4,071,426

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Owner	Mark	Country	App. Mo. Reg. No.
Interpace Diagnostics	MIRINFORM	US	85/067,850 4,071,427
Interpace Diagnostics	MIRINFORM	MP (CN)	A0035669 1162299
Interpace Diagnostics	MIRINFORM	MP (CN)	A0035671 11621785
Group DCA, LLC	DIAGRAM	US	85/145,671 3,970,284
Group DCA, LLC	CUECARD	US	78/826,562 3,486,366
Group DCA, LLC	PDONE	US	85/567,143 4,593,300
Group DCA, LLC	PDONE	US	85/567,130 4,593,299
Interpace Diagnostics, LLC	BaraGen	US	86/390,390 n/a
Interpace Diagnostics, LLC	THYMIRA	US	86/370,332 n/a
Interpace Diagnostics, LLC	THYRAMIR	US	86/370,328 n/a
Interpace Diagnostics, LLC	PancraGEN	US	86/370,325 n/a
Interpace Diagnostics, LLC	ThyGenX	US	86/365,003 n/a
Interpace Diagnostics, LLC	PANCRAMIR	US	86/357,914 n/a
Interpace Diagnostics LLC		US	86/290,079 n/a
Interpace Diagnostics LLC	POWER IN PERFORMANCE	US	86/325,980 n/a
PDI, Inc.	INTERPACE DIAGNOSTICS	US	86/130,866 n/a
PDI, Inc.		US	76/630,045 3,617,915

#32619088 v1

Owner	Mark	Country	App. Mo. Reg. No.
PDI, Inc.		US	76/630,047 3,344,703
PDI, Inc.	PDI	US	76/630,046 3,617,916
PDI, Inc.	PD ONE REP	US	86/227,209 n/a
PDI, Inc.	THE MEDICAL BUZZ	US	85/930,489 4465320
PDI, Inc.	THE MEDICAL BAG	US	85/929,050 n/a
PDI, Inc.	WHAT KILLED ‘EM	US	85/930,510 4,465,321
PDI, Inc.	DESPICABLE DOCTORS	US	85/930,412 4465315
PDI, Inc.	COMIC SEIZURE	US	85/930,420 4465316
PDI, Inc.	HCP ECOSYSTEM	US	85/971374 n/a
PDI, Inc.	INTERPACE DIAGNOSTICS	US	86/130866

Mask Works
None

#32619088 v1

Redpath Assets
Redparth Patents

Pat.No/App. No.	Country	Status	Title	Filing Date	Issue Date	Assignee
2584989	CA	Abandoned	MOLECULAR ANALYSIS OF CELLULAR FLUID AND LIQUID CYTOLOGY SPECIMENS FOR CLINICAL DIAGNOSIS, CHARACTERIZATION, AND INTEGRATION WITH MICROSCOPIC PATHOLOGY EVALUATION	10/24/2005		RedPath Integrated Pathology, Inc.
2585025	CA	Abandoned	DYNAMIC GENOMIC DELETION EXPANSION AND FORMULATION OF MOLECULAR MARKER PANELS FOR INTEGRATED MOLECULAR PATHOLOGY DIAGNOSIS AND CHARACTERIZATION OF TISSUE, CELLULAR FLUID, AND PURE FLUID SPECIMENS	10/24/2005		RedPath Integrated Pathology, Inc.
2584723	CA	Abandoned	ENHANCED AMPLIFIABILITY OF MINUTE FIXATIVE-TREATED TISSUE SAMPLES, MINUTE STAINED CYTOLOGY SAMPLES, AND OTHER MINUTE SOURCES OF DNA	10/24/2005		RedPath Integrated Pathology, Inc.
5818189.2	EP	Abandoned	MOLECULAR ANALYSIS OF CELLULAR FLUID AND LIQUID CYTOLOGY SPECIMENS FOR CLINICAL DIAGNOSIS, CHARACTERIZATION, AND INTEGRATION WITH MICROSCOPIC PATHOLOGY EVALUATION	10/24/2005		RedPath Integrated Pathology, Inc.
5818314.6	EP	Abandoned	DYNAMIC GENOMIC DELETION EXPANSION AND FORMULATION OF MOLECULAR MARKER PANELS FOR INTEGRATED MOLECULAR PATHOLOGY DIAGNOSIS AND CHARACTERIZATION OF TISSUE, CELLULAR FLUID, AND PURE FLUID SPECIMENS	10/24/2005		RedPath Integrated Pathology, Inc.

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5817148.9	EP	Abandoned	ENHANCED AMPLIFIABILITY OF MINUTE FIXATIVE-TREATED TISSUE. SAMPLES, MINUTE STAINED CYTOLOGY SAMPLES, AND OTHER MINUTE SOURCES OF DNA	10/24/2005	RedPath Integrated Pathology, Inc.
60/620926	US	Expired	TOPOGRAPHIC GENOTYPING FOR DEFINING THE DIAGNOSIS, MALIGNANT POTENTIAL, AND BIOLOGICAL BEHAVIOR OF PANCREATIC CYSTS AND RELATED CONDITIONS	10/22/2004	RedPath Integrated Pathology, Inc.
11/255978	US	Abandoned	TOPOGRAPHIC GENOTYPING FOR DETERMINING THE DIAGNOSIS, MALIGNANT POTENTIAL, AND BIOLOGIC BEHAVIOR OF PANCREATIC CYSTS AND RELATED CONDITIONS	10/24/2005	RedPath Integrated Pathology, Inc.
60/631240	US	Expired	TOPOGRAPHIC GENOTYPING FOR DETERMINING THE DIAGNOSIS, MALIGNANT POTENTIAL, AND BIOLOGIC BEHAVIOR OF PANCREATIC CYSTS AND RELATED CONDITIONS	11/29/2004	RedPath Integrated Pathology, Inc.
11/256150	US	Abandoned	MOLECULAR ANALYSIS OF CELLULAR FLUID AND LIQUID CYTOLOGY SPECIMENS FOR CLINICAL DIAGNOSIS, CHARACTERIZATION, AND INTEGRATION WITH MICROSCOPIC PATHOLOGY EVALUATION	10/24/2005	RedPath Integrated Pathology, Inc.
60/644568	US	Expired	TOPOGRAPHIC GENOTYPING FOR DETERMINING THE DIAGNOSIS, MALIGNANT POTENTIAL, AND BIOLOGIC BEHAVIOR OF PANCREATIC CYSTS AND RELATED CONDITIONS	01/19/2005	RedPath Integrated Pathology, Inc.

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11/256152	US	Abandoned	DYNAMIC GENOMIC DELETION EXPANSION AND FORMULATION OF MOLECULAR MARKER PANELS FOR INTEGRATED MOLECULAR PATHOLOGY DIAGNOSIS AND CHARACTERIZATION OF TISSUE, CELLULAR FLUID, AND PURE FLUID SPECIMENS	10/24/2005	RedPath Integrated Pathology, Inc.
60/679968	US	Expired	MOLECULAR ANALYSIS OF CELLULAR FLUIDS SPECIMENS FOR CLINICAL DIAGNOSIS, CHARACTERIZATION, AND INTEGRATION WITH MICROSCOPIC PATHOLOGY EVALUATION	05/12/2005	RedPath Integrated Pathology, Inc.
11/255980	US	Abandoned	ENHANCED AMPLIFIABILITY OF MINUTE FIXATIVE-TREATED TISSUE SAMPLES, MINUTE STAINED CYTOLOGY SAMPLES, AND OTHER MINUTE SOURCES OF DNA	10/24/2005	RedPath Integrated Pathology, Inc.
60/679969	US	Expired	DYNAMIC GENOMIC DELETION EXPANSION: A PREDICTOR OF CANCER BIOLOGICAL AGGRESSIVENESS	05/12/2005	RedPath Integrated Pathology, Inc.
14/305,727	US	Pending	TOPOGRAPHIC GENOTYPING FOR DETERMINING THE DIAGNOSIS, MALIGNANT POTENTIAL, AND BIOLOGIC BEHAVIOR OF PANCREATIC CYSTS AND RELATED CONDITIONS	6/16/2014	RedPath Integrated Pathology, Inc.
US2005/038315	PCT	Expired	MOLECULAR ANALYSIS OF CELLULAR FLUID AND LIQUID CYTOLOGY SPECIMENS FOR CLINICAL DIAGNOSIS, CHARACTERIZATION, AND INTEGRATION WITH MICROSCOPIC PATHOLOGY EVALUATION	10/24/2005	RedPath Integrated Pathology, Inc.

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US2005/038313	PCT	Expired	DYNAMIC GENOMIC DELETION EXPANSION AND FORMULATION OF MOLECULAR MARKER PANELS FOR INTEGRATED MOLECULAR PATHOLOGY DIAGNOSIS AND CHARACTERIZATION OF TISSUE, CELLULAR FLUID, AND PURE FLUID SPECIMENS	10/24/2005		RedPath Integrated Pathology, Inc.
US2005/038311	PCT	Expired	ENHANCED AMPLIFIABILITY OF MINUTE FIXATIVE-TREATED TISSUE SAMPLES, MINUTE STAINED CYTOLOGY SAMPLES, AND OTHER MINUTE SOURCES OF DNA	10/24/2005		RedPath Integrated Pathology, Inc.
US2005/038312	PCT	Expired	TOPOGRAPHIC GENOTYPING FOR DETERMINING THE DIAGNOSIS, MALIGNANT POTENTIAL, AND BIOLOGIC BEHAVIOR OF PANCREATIC CYSTS AND RELATED CONDITIONS	10/24/2005		RedPath Integrated Pathology, Inc.
2198774	CA	Abandoned	TOPOGRAPHIC GENOTYPING	09/22/1995		RedPath Integrated Pathology, Inc.
95935153.7	EP	Abandoned	TOPOGRAPHIC GENOTYPING	09/22/1995		RedPath Integrated Pathology, Inc.
8-511138	JP	Abandoned	TOPOGRAPHIC GENOTYPING	09/22/1995		RedPath Integrated Pathology, Inc.
6,340,563 (08/667493)	US	Granted	TOPOGRAPHIC GENOTYPING	06/24/1996	01/22/2002	RedPath Integrated Pathology, Inc.
7,014,999 (10/008278)	US	Granted	TOPOGRAPHIC GENOTYPING	11/05/2001	03/21/2006	RedPath Integrated Pathology, Inc.
11/289624	US	Abandoned	TOPOGRAPHIC GENOTYPING	11/30/2005		RedPath Integrated Pathology, Inc.
08/311553	US	Abandoned	TOPOGRAPHIC GENOTYPING	09/23/1994		RedPath Integrated Pathology, Inc.
US95/12372	PCT	Expired	TOPOGRAPHIC GENOTYPING	09/22/1995		RedPath Integrated Pathology, Inc.

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61/240919	US	Abandoned	GENERATION OF A COMPREHENSIVE PATHOLOGY REPORT BASED ON MOLECULAR AND GENETIC ANALYSIS	09/09/2009	RedPath Integrated Pathology, Inc.
61/294355	US	Abandoned	METHODS OF COMPARATIVE MUTATIONAL PROFILING	01/12/2010	RedPath Integrated Pathology, Inc.
61/429908	US	Expired	METHODS OF COMPARATIVE MUTATIONAL PROFILING	01/05/2011	RedPath Integrated Pathology, Inc.
61/292561	US	Abandoned	METHODS OF IDENTIFYING BLOOD AND BLOOD-DERIVED DNA CONTENT IN CYST	01/06/2010	RedPath Integrated Pathology, Inc.
61/429900	US	Expired	METHODS OF IDENTIFYING BLOOD AND BLOOD-DERIVED DNA CONTENT IN CYST	01/05/2011	RedPath Integrated Pathology, Inc.
61/297136	US	Abandoned	METHOD OF GENERATING A PATHOLOGY REPORT FOR COMPARATIVE MUTATIONAL PROFILING	01/21/2010	RedPath Integrated Pathology, Inc.
61/425109	US	Expired	MOLECULAR DISCRIMINATION BETWEEN SPORADIC VERSUS TOXIN-ASSOCIATED CANCER FORMATION	12/20/2010	RedPath Integrated Pathology, Inc.
13/331966	US	Abandoned	METHODS OF DIFFERENTIATING BETWEEN NON-GENOTOXIN AND GENOTOXIN-ASSOCIATED TUMORS	12/20/2011	RedPath Integrated Pathology, Inc.
61/443014	US	Expired	METHODS OF DIFFERENTIATING BETWEEN NON-GENOTOXIN VERSUS GENOTOXIN-ASSOCIATED TUMORS	02/15/2011	RedPath Integrated Pathology, Inc.
61/549684	US	Expired	METHODS OF GENOTYPING DNA FROM RESIDUAL SUPERNATANT FLUID FORM BIOLOGICAL SPECIMENS	10/20/2011	RedPath Integrated Pathology, Inc.
61/565879	US	Expired	METHODS OF IDENTIFYING DYSPLASIA IN A SUBJECT	12/01/2011	RedPath Integrated Pathology, Inc.
13/692727	US	Pending	METHODS FOR TREATING BARRETT’S METAPLASIA AND ESOPHAGEAL ADENOCARCINOMA	12/03/2012	RedPath Integrated Pathology, Inc.

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13/954247	US	Pending	METHODS FOR TREATING BARRETT’S METAPLASIA AND ESOPHAGEAL ADENOCARCINOMA	07/30/2013	RedPath Integrated Pathology, Inc.
US 14/46702	PCT	Pending	METHODS FOR TREATING BARRETT’S METAPLASIA AND ESOPHAGEAL ADENOCARCINOMA	07/15/2014	RedPath Integrated Pathology, Inc.
61/612061	US	Expired	METHODS OF GENOTYPING DNA FROM RESIDUAL RADIOCONTRAST AGENT	03/16/2012	RedPath Integrated Pathology, Inc.
61/640527	US	Expired	METHODS FOR DIAGNOSING LOW AND HIGH GRADE DYSPLASIA IN BARRETT’S ESOPHAGUS	04/30/2012	RedPath Integrated Pathology, Inc.
61/661256	US	Expired	METHODS FOR DIAGNOSING LOW AND HIGH GRADE DYSPLASIA IN BARRETT’S ESOPHAGUS	06/18/2012	RedPath Integrated Pathology, Inc.
61/731725	US	Expired	METHODS FOR MEASURING CARCINOEMBRYONIC ANTIGEN	11/30/2012	RedPath Integrated Pathology, Inc.
14/092,036	US	Pending	METHODS FOR MEASURING CARCINOEMBRYONIC ANTIGEN	11/27/2013	RedPath Integrated Pathology, Inc.
61/824623	US	Expired	METHODS FOR MEASURING CARCINOEMBRYONIC ANTIGEN	05/17/2013	RedPath Integrated Pathology, Inc.
61/840963	US	Expired	METHODS FOR MEASURING CARCINOEMBRYONIC ANTIGEN	06/28/2013	RedPath Integrated Pathology, Inc.

Red Path Copyrights:
None.

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Red Path Trademarks:

		Reg./App.	Filing	Reg.
Country	Mark	No.	Date	Date	Goods	Registrant	Status
US	PATHFINDERTG	3208314 (78/848127)	3/28/06	2/13/07	IC042 - Medical laboratory services, namely, testing and analysis of tissue or fluids for diagnostic and forensic purposes	RedPath Integrated Pathology, Inc.	Registered

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SCHEDULE 6

DEPOSIT ACCOUNTS AND OTHER ACCOUNTS
[OMITTED]

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SCHEDULE 7

COMMERCIAL TORT CLAIMS
None.

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SCHEDULE 8

EXCLUDED PROPERTY
License agreements representing Intellectual Property licensed to any Grantor and such other Material Contracts as listed on Schedule 5.21 of the Credit Agreement which constitute assets of any Grantor and fall within the definition of Excluded Property by virtue of restrictions on transfer or assignment contained therein, provided, however, for the avoidance of doubt, that the reference above does not include the Proceeds (as defined in Section 9-102(a)(64) (A), (B), (D), and (E) of the Code) of such license agreements and other Material Contracts listed on Schedule 5.21 of the Credit Agreement.

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SCHEDULE 9

HEALTH CARE INSURANCE RECEIVABLES
Prior to the Closing Date, RedPath Integrated Pathology, Inc. has Health Care Insurance Receivables. After the Closing Date, Interpace Diagnostics, LLC will have Health Care Insurance Receivables.

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ANNEX I

FORM OF JOINDER TO GUARANTEE AND COLLATERAL AGREEMENT
This JOINDER AGREEMENT (this “Agreement”) dated as of [_______] is executed by the undersigned for the benefit of SWK Funding LLC, as Agent (the “Agent”) in connection with that certain Guarantee and Collateral Agreement dated as of October 31, 2014 among the Grantors party thereto and Agent (as amended, supplemented or modified from time to time, the “Guarantee and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guarantee and Collateral Agreement.
Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.16 of the Guarantee and Collateral Agreement.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:
1.    Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guarantee and Collateral Agreement and agrees that such Person is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guarantee and Collateral Agreement, as if it had been an original signatory to the Guarantee and Collateral Agreement. In furtherance of the foregoing, such Person hereby (i) grants to Agent a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Secured Obligations and (ii) guarantees the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of Borrower Obligations.
2.    Schedules 1. 2, 3, 4, 5_, 6, 7, and 8, of the Guarantee and Collateral Agreement are hereby amended and restated in the forms of Schedules 1. 2, 3_, 4, 5_, 6, 7, and £, respectively, hereof. Each such Person and all existing Grantors hereby make to Agent the representations and warranties set forth in the Guarantee and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.
3.    In furtherance of its obligations under Section 5.2 of the Guarantee and Collateral Agreement, each such Person authorizes Agent to file appropriately complete Code financing statements naming such person or entity as debtor and Agent as secured party, and describing the Collateral, and agrees to execute and deliver such other documentation as Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guarantee and Collateral Agreement, as modified hereby.
4.    Each such Person's address and fax number for notices under the Guarantee and Collateral Agreement shall be that of the Borrower as set forth in the Guarantee and Collateral Agreement.

[ANNEX TO GUARANTEE AND COLLATERAL AGREEMENT]
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5.    This Agreement shall be deemed to be part of, and a modification to, the Guarantee and Collateral Agreement and shall be governed by all the terms and provisions of the Guarantee and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such person or entity hereby waives notice of Agent's acceptance of this Agreement. Each such person or entity will deliver an executed original of this Agreement to Agent.
[add signature block for each new Grantor and an acknowledgement by each existing Grantor]

[ANNEX TO GUARANTEE AND COLLATERAL AGREEMENT]
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